UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange
7.50% Notes due 2031	SAV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2026, Saratoga Investment Corp. (the “Company”) entered into a notes purchase agreement (the “Notes Purchase Agreement”) governing the issuance of its 7.25% Notes due 2029 (the “Notes” and the issuance and sale of the Notes, the “Offering”) in the aggregate principal amount of $25,000,000 to an institutional investor (the “Purchaser”) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Pursuant to the terms of the Notes Purchase Agreement, upon the mutual agreement of the Company and the Purchaser, the Company may issue additional Notes for sale in a subsequent offering, in the aggregate, up to a maximum of $50,000,000 in one or more private offerings by July 10, 2026.

In connection with the issuance of the Notes, on April 10, 2026, the Company and U.S. Bank Trust Company, National Association, as trustee (as successor in interest to U.S. Bank National Association) (the “Trustee”), entered into a Seventeenth Supplemental Indenture (the “Seventeenth Supplemental Indenture”) to the Base Indenture, dated May 10, 2013, by and between the Company and the Trustee (the “Base Indenture”; and together with the Seventeenth Supplemental Indenture, the “Indenture”). The Notes bear interest at a rate of 7.25% per year, payable quarterly on February 28, May 31, August 31 and November 30 of each year, beginning on May 31, 2026. The Notes will mature on April 10, 2029, and may be extended to October 10, 2029 at the sole discretion of the Company. The Notes may be redeemed at the Company’s option, in whole or in part at any time, or from time to time on or after April 10, 2027, at the redemption price of par, plus accrued and unpaid interest.

The Company intends to use the net proceeds from the Offering for general corporate purposes. The closing of the Offering occurred on April 10, 2026. The net proceeds to the Company from the sale of the Notes were approximately $24,275,000, based on a purchase price of 98.00% of the aggregate principal amount of the Notes, after deducting offering expenses of approximately $225,000 payable by the Company.

The Notes are the direct unsecured obligations of the Company and rank: pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security) to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, including the Company’s special purpose vehicle financing credit facility with Live Oak Banking Company, the Company’s special purpose vehicle financing credit facility with Valley National Bank, and the debentures guaranteed by the U.S. Small Business Administration.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”); to agree that for the period of time during which the Notes are outstanding, the Company will not declare any dividend (except a dividend payable in its stock), or declare any other distribution, upon a class of its capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to the Company by the SEC, and (ii) any SEC no-action relief granted by the SEC to another business development company (“BDC”) (or to the Company if it determines to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time; and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, holders of the Notes will have the option to have the Notes repaid prior to the stated maturity date if (i) the Company is no longer directly managed by Saratoga Investment Advisors, LLC or any of its affiliates, or if two or more of Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, Charles G. Phillips or Henri J. Steenkamp cease to work or be employed on a full-time basis with respect to the business of Saratoga Investment Advisors, LLC at least the duties and responsibilities delegated to him as of the date of the Seventeenth Supplemental Indenture and has not been promptly replaced by another person reasonably acceptable by the holders of the Notes; or (ii) the Company violates Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act as in effect as of the date of the Seventeenth Supplemental Indenture, but giving effect to any exemptive relief granted to the Company by the SEC.

The foregoing descriptions of the Notes Purchase Agreement, the Seventeenth Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes Purchase Agreement, the Seventeenth Supplemental Indenture, and the form of the Notes, respectively, which are filed as Exhibits 10.1, 4.2, and 4.3 hereto, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Indenture by and between Saratoga Investment Corp. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit (d)(4) to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-186323) filed on April 30, 2013).

4.2	Seventeenth Supplemental Indenture, dated as of April 10, 2026, by and between Saratoga Investment Corp. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.3	Form of 7.25% Notes due 2029 (incorporated by reference to Exhibit 4.2 hereto).

10.1	Notes Purchase Agreement, dated April 10, 2026, by and between Saratoga Investment Corp. and the purchaser party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: April 14, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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